UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2025

Creative Medical Technology Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53500	87-0622284
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

211 E Osborn Road, Phoenix, AZ 85012

(Address of principal executive offices)

(480) 399-2822

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CELZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07  Submission of Matters to a Vote of Security Holders.

On December 26, 2025, the Company held a Special Meeting of Stockholders (the “Special Meeting”) to consider and vote on a proposal to approve the exercise in full of warrants to purchase an aggregate of 2,790,340 shares of the Company’s common stock (the “Warrants”), issued by the Company on October 29, 2025 (the “Proposal”). The Proposal is described in more detail in the definitive proxy statement for the Special Meeting filed with the Securities and Exchange Commission on November 13, 2025. Stockholders holding an aggregate of 1,037,465 shares of common stock, representing 36.4% of the outstanding shares of the Company’s common stock as of the record date, and which constituted a quorum, were present in person or represented by proxy at the Special Meeting. The results of the voting for the Proposal, which was approved at the Special Meeting, are presented below.

For	Against	Abstain	Broker Non-Votes
618,178(1)	183,985	235,381(1)	N/A

(1) In accordance with Nasdaq Listing Rules, 220,500 votes “For” cast by holders of the Warrants have been treated as “Abstain” votes.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Creative Medical Technology Holdings, Inc.

Date: December 31, 2025	By:	/s/ Timothy Warbington
Timothy Warbington, Chief Executive Officer

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